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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to incorporation by reference in the: (1) Registration Statement on Form S-8 (No. 33-36847) relating to the Foundation Health Corporation Profit Sharing and 401(k) Plan, (2) Registration Statement on Form S-8 (No. 33-36850) relating to the Foundation Health Corporation 1990 Stock Option Plan, (3) Registration Statement on Form S-8 (No. 33-36849) relating to the Foundation Health Corporation Employee Stock Purchase Plan, (4) Registration Statement on Form S-8 (No. 33-44783) relating to the Non-Qualified Stock Option Plan of Foundation Health Corporation, (5) Registration Statement on Form S-8 (No. 33-48561) relating to the 1992 Nonstatutory Stock Option Plan of Foundation Health Corporation and the Foundation Health Corporation Incentive Common Stock Option Agreement, (6) Registration Statement on Form S-8 (No. 33-53468) relating to the Century MediCorp 1983 Incentive Stock Option Plan and Century MediCorp 1985, 1988, 1989 and 1991 nonstatutory stock option plans, (7) Registration Statement on Form S-8 (No. 33-67062) relating to the 1989 Stock Plan of Business Insurance Corporation, (8) Registration Statement on Form S-3 (No. 33-80512) relating to the 1993 Nonstatutory Stock Option Plan of Foundation Health Corporation, (9) Registration Statement on Form S-8 (No. 33-86568) relating to the Intergroup Healthcare Corporation Stock Option and Incentive Plan and Stock Option Agreement, and (10) Registration Statement on Form S-8 (No. 33-86566) relating to the Foundation Health Corporation 1990 Stock Option Plan (as amended and restated), of our report dated February 28, 1994, on our audits of the consolidated financial statements of CareFlorida Health Systems, Inc. as of December 31, 1993 and 1992 and for the years then ended, which report is included in this Annual Report on Form 10-K of Foundation Health Corporation.

COOPERS & LYBRAND L.L.P.

Miami, Florida
September 25, 1995